                                                                    EXHIBIT 23.2
                                                                    ------------



              Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Extreme Networks, Inc. Amended 1996 Stock Option Plan, 1999 Employee Stock Purchase Plan and an Individual Stock Option Agreement of our report dated February 3, 1999, with respect to the consolidated financial statements of Extreme Networks, Inc. included in its Registration Statement on Form S-1, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP

Palo Alto, California
July 23, 1999